
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated financial statements of income and the consolidated balance sheets and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                          45,817
<SECURITIES>                                         0
<RECEIVABLES>                                1,005,806<F1>
<ALLOWANCES>                                   109,771
<INVENTORY>                                     36,993
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                         960,123<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                               2,941,691
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      2,030,102<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,027<F5>
<COMMON>                                         1,031<F5>
<OTHER-SE>                                     455,713<F6>
<TOTAL-LIABILITY-AND-EQUITY>                 2,941,691
<SALES>                                              0
<TOTAL-REVENUES>                               544,862
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               298,082<F7>
<LOSS-PROVISION>                                11,001
<INTEREST-EXPENSE>                             115,031
<INCOME-PRETAX>                                120,748
<INCOME-TAX>                                    49,139
<INCOME-CONTINUING>                             71,609
<DISCONTINUED>                                 (4,018)<F8>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    67,591
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Consists of direct finance lease receivables of 477,739, leveraged lease receivables of 170,066, and secured loans of 358,001.
<F2>Consists of cost of equipment leased to others under operating leases, net of depreciation.
<F3>GATX Capital Corporation has an unclassified balance sheet.
<F4>Consists of senior term notes of 1,625,000, obligations under capital leases of
7,253, and nonrecourse obligations of 397,849.
<F5>Par value only.
<F6>Consists of retained earnings of 276,150, additional paid-in capital of
151,902, unrealized gains on marketable equity securities, net of tax of 34,966 and foreign currency translation adjustment of (7,305).
<F7>Consists of operating lease expense of 185,171, selling, general and administrative expenses of 108,117, and other expenses of 4,794.
<F8>Consists of loss from discontinued operations, net of tax of (5,112) and gain on sale of discontinued operations, net of tax of 1,094.

